EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
                                                                OCTOBER 26, 2004

FOR MORE INFORMATION:
Mary C. Buhay
Senior Vice President
Corporate Communications
Medialink Worldwide Incorporated
(212) 682-8300
IR@medialink.com

 MEDIALINK THIRD QUARTER REVENUE EXCEEDS GUIDANCE; REPORTS POSITIVE EBITDA AND
                              OPERATING CASH FLOW

NEW YORK, OCTOBER 26, 2004 - Propelled by sustained strength of client demand for its core corporate communications and marketing services, Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported $11.57 million in revenue for the third quarter ended September 30, 2004, exceeding its guidance range of $10.75 million to $11.25 million.

"We are pleased to report a second consecutive quarter of revenue growth with a 12% year-over-year increase in the third quarter," said Laurence Moskowitz, Chairman, President and Chief Executive Officer. "The Company benefited from continued strengthening of the public relations marketplace, particularly in the United States."

Revenue for the third quarter ended September 30, 2004, was $11.57 million compared to $10.32 million for the comparable period in 2003. Net loss was $457,000 or $0.08 per share, as compared to a net loss of $1.07 million or $0.18 per share reported in the comparable quarter in 2003. Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") was $229,000 compared to negative $516,000 in the 2003 third quarter. Operating Cash Flow, defined as EBITDA excluding loss from Teletrax(TM) and other charges, was $611,000 for the third quarter as compared to $535,000 for the comparable period in 2003. Selling, general and administrative costs in the third quarter of 2003 included approximately $592,000 in restructuring charges related to the sublease of excess office space in Norwalk, Connecticut. Medialink considers EBITDA and Operating Cash flow to be important financial indicators of the Company's operational strength, performance of its business and its ability to service its line of credit, as well as to make new investments in its services.

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

Revenue for the nine months ended September 30, 2004, was $34.15 million compared to $32.98 million for the comparable period in 2003. Net loss was $1.47 million or $0.24 per share compared to a net loss of $2.35 million or $0.39 per share reported in the 2003 comparable period. EBITDA was $567,000 compared to negative $663,000 in the 2003 comparable period. Operating Cash Flow, which excluded an impairment charge on investments in 2004 and a restructuring charge in 2003, was $2.04 million in 2004 compared $1.59 million in 2003.

"The third quarter is seasonally slower than other periods so we are even more gratified to report an accelerated level of revenue growth that surpassed our expectations," continued Moskowitz. "We also experienced strong growth in our news distribution services."

For the third quarter ended September 30, 2004, Teletrax(TM) recorded revenue, excluding related equipment sales, of $290,000 compared to $159,000 for the comparable period in 2003, an 82% increase of $131,000.

"Landmark agreements announced towards the end of the quarter with two units of The Walt Disney Company, ABC Television Network and Buena Vista Television, helped further demonstrate that Teletrax is the digital video rights management service of choice for leading entertainment, news and media companies," said Graeme McWhirter, Medialink Executive Vice President and Chairman of Teletrax. "These new contracts will begin to contribute to revenue in the fourth quarter, and we remain optimistic about tests we are currently conducting with other major producers and distributors of motion pictures and television programming. We believe that Teletrax has now proven the robustness of its technology, broadening client acceptance and diversity in its range of applications."

"We are encouraged by Teletrax's progress and will remain focused on conducting an aggressive sales and marketing outreach, including efforts such as our recent presentation on digital rights management at Digital Hollywood, an important entertainment and technology conference," concluded Moskowitz. "With continuing improvement in our core business and a greater contribution from Teletrax, we expect to report revenue in the range of $11.75 million to $12.25 million in the fourth quarter, as compared to $11.1 million in the prior year's comparable period."

Medialink will host a teleconference and a simultaneous webcast at 11 a.m. Eastern Time today to discuss the Company's third quarter financial results. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, Graeme McWhirter, Executive Vice President and Chairman of Teletrax, and Richard Kellner, Group Vice President of Finance. To access the teleconference, please dial 1-800-613-4984 (domestic) or 1-706-643-7872 (international), 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international), playback access code 1737267, beginning approximately two hours after the conclusion of the call and available until November 1.

ABOUT MEDIALINK:

Medialink (www.medialink.com) is a global leader in providing comprehensive and compelling multimedia communication solutions and services for more than 3,000 corporations and other organizations seeking to communicate news to their audiences through television, radio, print and the Internet. The company provides production and satellite distribution of video and audio news, multimedia web casting services, press release newswire distribution, photography production and digital distribution, and strategic corporate communications consulting. Medialink also provides media monitoring and analysis and public relations research to help clients determine return on investment from their communications efforts. Based in New York, Medialink has offices in major cities across the United States and an international hub in London.

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

For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

                                      # # #

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (PLEASE SEE ATTACHED FINANCIAL TABLES)

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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                      (In thousands except per share data)
                                   (unaudited)

                                                                     FOR THE THREE MONTHS
                                                                     ENDED SEPTEMBER 30,
                                                                   ------------------------
                                                                      2004           2003
                                                                   --------        --------
Revenue                                                            $ 11,573        $ 10,321
Direct costs                                                          4,237           3,237
                                                                   ------------------------
   Gross profit                                                       7,336           7,084
Selling, general and administrative costs                             7,664           7,558
Loss from Joint Venture                                                  48              82
Restructuring charge - loss from sublease transaction                    --             592
                                                                   ------------------------
   Operating loss                                                      (376)         (1,148)
Interest expense, net                                                   (81)            (72)
                                                                   ------------------------
   Net loss before income taxes                                        (457)         (1,220)
Income tax benefit                                                       --            (150)
                                                                   ------------------------
   Net loss                                                        $   (457)       $ (1,070)
                                                                   ========================

   Basic loss per share                                            $  (0.08)       $  (0.18)
   Basic weighted average
     shares outstanding                                               6,002           5,933

Supplemental financial information                                 $    229        $   (516)
EBITDA (a)
Depreciation and amortization                                           605             632

Operating cash flow (b)                                                 611             535
Loss from Teletrax operations (net of $135,000 and $111,000,
 respectively, of depreciation and amortization)                        382             459

Revenue Detail
   Media Communications Services                                      8,874           7,960
   Media Research Services                                            2,351           2,217
   Teletrax                                                             348             144

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax and restructuring charge

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                      (In thousands except per share data)
                                   (unaudited)

                                                                      FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,
                                                                  --------------------------
                                                                       2004         2003
                                                                  -------------  -----------
Revenue                                                            $ 34,149        $ 32,975

Direct costs                                                         11,676          10,621
                                                                   ------------------------
   Gross profit                                                      22,473          22,354
Selling, general and administrative costs                            23,269          23,963
Loss from Joint Venture                                                 184             269
Restructuring charge - loss from sublease transaction                    --             592
Impairment of investments                                               342              --
                                                                   ------------------------
   Operating loss                                                    (1,322)         (2,470)
Interest expense, net                                                  (233)           (226)
                                                                   ------------------------
   Net loss before income taxes                                      (1,555)         (2,696)
Income tax benefit                                                      (90)           (350)
                                                                   ------------------------
   Net loss                                                        $ (1,465)       $ (2,346)
                                                                   ========================
   Basic and diluted loss per share                                $  (0.24)       $  (0.39)
   Basic and diluted weighted average
     shares outstanding                                               5,998           5,965

Supplemental financial information
EBITDA (a)                                                         $    567        $   (663)
Depreciation and amortization                                         1,889           1,807

Operating cash flow (b)                                               2,042           1,593
Loss from Teletrax operations (net of $399,000 and $273,000,
 respectively, of depreciation and amortization)                      1,133           1,664

Revenue Detail
   Media Communications Services                                     26,343          26,016
   Media Research Services                                            6,637           6,547
   Teletrax                                                           1,169             412

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax, impairment of investments and restructuring charge

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          SUMMARY FINANCIAL INFORMATION
                                 (in thousands)

                                                                             SEPTEMBER 30,  DECEMBER 31,
                                                                                2004           2003
                                                                              ----------     --------
                                                                              (UNAUDITED)    (AUDITED)
ASSETS
Current Assets:
   Cash and cash equivalents                                                    $ 2,225       $ 3,708
   Accounts receivable, net                                                       6,483         7,225
   Prepaid expenses and other current assets                                      2,898         2,183
   Prepaid and refundable income taxes                                              755           691
   Deferred tax assets                                                              199           199
                                                                                ---------------------
       Total current assets                                                      12,560        14,006
                                                                                ---------------------
Property and equipment, net                                                       4,829         5,800

Goodwill, customer list and other intangibles, net                               13,234        13,294
Investment in joint venture                                                         182           365
Deferred tax assets                                                               1,920         1,805
Other assets                                                                      1,270         1,442
                                                                                ---------------------
       Total assets                                                             $33,995       $36,712
                                                                                =====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of obligations under capital leases and long term debt       $   100       $    96
   Borrowings on credit facility                                                  3,750         5,500
   Accounts payable and accrued liabilities                                       6,329         5,642
                                                                                ---------------------
       Total current liabilities                                                 10,179        11,238
Obligations under capital leases, net of current portion                             92           173
Other long term liabilities                                                         327           503
                                                                                ---------------------
       Total liabilities                                                         10,598        11,914
                                                                                ---------------------
Stockholders' Equity                                                            $23,397       $24,798
                                                                                ---------------------
Total liabilities and stockholders' equity                                       33,995        36,712
                                                                                =====================


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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                             FOR THE THREE MONTHS
                                                                              ENDED SEPTEMBER 30,
                                                                            ----------------------
                                                                              2004          2003
                                                                            -------        -------
RECONCILIATION BETWEEN NET LOSS TO EBITDA AND OPERATING CASH FLOW

Net loss                                                                    $  (457)       $(1,070)

Depreciation and amortization                                                   605            632
Interest expense, net                                                            81             72
Income tax benefit                                                               --           (150)
                                                                            ----------------------
EBITDA                                                                          229           (516)

Loss from Teletrax operations                                                   517            570
Depreciation included in Teletrax operations                                   (135)          (111)
Restructuring charge - loss from sublease transaction                            --            592
                                                                            ----------------------
Operating cash flow                                                         $   611        $   535
                                                                            ======================
RECONCILIATION BETWEEN CASH FLOWS FROM OPERATING ACTIVITIES TO EBITDA
 AND OPERATING CASH FLOW:

Net cash from operating activities                                          $ 1,217        $ 2,057
  Equity loss from joint venture                                                (48)           (82)
  Changes in operating assets and liabilities                                (1,021)        (2,413)
  Interest expense, net                                                          81             72
  Income tax benefit                                                             --           (150)
                                                                            ----------------------
EBITDA                                                                          229           (516)

Loss from Teletrax operations                                                   517            570

Depreciation included in Teletrax operations                                   (135)          (111)

Restructuring charge - loss from sublease transaction                            --            592
                                                                            ----------------------
Operating cash flow                                                         $   611        $   535
                                                                            ======================

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

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                             FOR THE NINE MONTHS
                                                                             ENDED SEPTEMBER 30,
                                                                            ----------------------
                                                                              2004          2003
                                                                            -------        -------
RECONCILIATION BETWEEN NET LOSS TO EBITDA AND OPERATING CASH FLOW

Net loss                                                                    $(1,465)       $(2,346)

Depreciation and amortization                                                 1,889          1,807
Interest expense, net                                                           233            226
Income tax benefit                                                              (90)          (350)
                                                                            ----------------------
EBITDA                                                                          567           (663)

Loss from Teletrax operations                                                 1,532          1,937
Depreciation included in Teletrax operations                                   (399)          (273)
Impairment of investments                                                       342
Restructuring charge - loss from sublease transaction                            --            592
                                                                            ----------------------
Operating cash flow                                                         $ 2,042        $ 1,593
                                                                            ======================
RECONCILIATION BETWEEN CASH FLOWS FROM OPERATING ACTIVITIES TO EBITDA
 AND OPERATING CASH FLOW:

Net cash from operating activities                                          $   954        $   729
  Equity loss from joint venture                                               (184)          (269)
  Deferred income taxes                                                         115           (250)
  Impairment of investments                                                    (342)            --
  Changes in operating assets and liabilities                                  (119)          (749)
  Interest expense, net                                                         233            226
  Income tax benefit                                                            (90)          (350)
                                                                            ----------------------
EBITDA                                                                          567           (663)

Loss from Teletrax operations                                                 1,532          1,937
Depreciation included in Teletrax operations                                   (399)          (273)
Impairment of investments                                                       342
Restructuring charge - loss from sublease transaction                            --            592
                                                                            ----------------------
Operating cash flow                                                         $ 2,042        $ 1,593
                                                                            ======================

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